Exhibit 1.1

Sports Properties Acquisition Corp.

23,000,000 Units

UNDERWRITING AGREEMENT

dated [            ]

Banc of America Securities LLC

Underwriting Agreement

[Date]

BANC OF AMERICA SECURITIES LLC

9 West 57th Street

New York , NY 10019

As Representative of the several Underwriters

Ladies and Gentlemen:

Introductory. Sports Properties Acquisition Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 20,000,000 units (the “Firm Units”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 3,000,000 units (the “Optional Units”), as provided in Section 2. The Firm Units and, if and to the extent such option is exercised, the Optional Units are collectively called the “Units.” Banc of America Securities LLC (“BAS”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Units. To the extent there are no additional Underwriters listed on Schedule A other than BAS, the terms Representatives and Underwriters as used herein shall mean BAS, as Underwriters. The terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

Each Unit consists of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrant(s)”). The Units, the Common Stock and the Warrants are collectively referred to herein as the “Securities.” Each Warrant entitles its holder, upon exercise, to purchase one share of Common Stock for $7.50 during the period commencing on the later of the consummation of an initial Business Combination (as defined herein) or [insert date 12 months from the date of the Prospectus], and terminating on [insert date that is the fourth-year anniversary of the date of the Prospectus] or earlier upon redemption of such Warrants by the Company or the Company’s Liquidation (as defined herein). As used herein, (i) the term “Business Combination” (as described more fully in the Prospectus) shall mean an acquisition by the Company, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination with one or more domestic or international operating businesses, and (ii) the term “Liquidation” (as described more fully in the Prospectus) shall mean the Company’s winding up of its affairs and liquidation if the Company has not consummated an initial Business Combination prior to the date that is 24 months from the date of the Prospectus.

The Company has entered into an Investment Management Trust Agreement, dated as of [•], 2007, with Continental Stock Transfer & Trust Company (“CST&T”), as trustee, in the form of Exhibit 10.1 to the Registration Statement (the “Trust Agreement”), pursuant to which $197,375,000 of the proceeds ($226,325,000 if the Underwriters exercise their option to purchase the Optional Units in full) received by the Company for the Units (including deferred underwriting discounts and commissions of $7,000,000, or $8,050,000 if the Underwriters exercise their option to purchase the Optional Units in full) and in connection with the Warrant Subscription Agreement (as defined herein) will be deposited and held in a trust account (the “Trust Account”) for the benefit of holders of any of the Securities offered to the public pursuant to this Agreement.

The Company and the Founders (as defined herein) have entered into a Securities Escrow Agreement, dated as of [•], 2007, with CST&T, as escrow agent, in the form of Exhibit 10.2 to the Registration Statement (the “Escrow Agreement”), pursuant to which the Founders shall deposit into escrow the Founders Warrants (as defined herein) and Founders Common Stock (as defined herein) and such securities shall be held in escrow until the one year anniversary of a Business Combination.

The Company has entered into a Warrant Agreement, dated as of [•], 2007, with respect to the Warrants and the Founders’ Warrants (as defined herein) with CST&T, as warrant agent, in the form of Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST&T will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and the Founders’ Warrants.

The Company has entered into Subscription Agreements, dated as of September 12, 2007, with the initial stockholders named in Schedule B (the “Founders”), in the form of Exhibits 10.     through          to the Registration Statement (the “Subscription Agreements”), pursuant to which the Founders have purchased an aggregate of 5,750,000 shares of Common Stock (the “Founders Common Stock”), for an aggregate purchase price of $57,500. The Founders Common Stock is identical to the Common Stock included in the Units except (i) the Founders have agreed not to sell or otherwise transfer the Founders Common Stock until one (1) year following the consummation of the Company’s initial Business Combination, subject to certain limited exceptions set forth in the Escrow Agreement; (ii) the Founders will be entitled to certain registration rights with respect to the Founders Common Stock pursuant to the Registration Rights Agreement (as defined herein); (iii) the Founders have agreed to vote the Founders Common Stock in the same manner as the votes cast by the holders of a majority of the shares of Common Stock offered to the public pursuant to this Agreement in connection with the vote required to approve the Company’s initial Business Combination and to amend the Company’s charter to provide for the Company’s perpetual existence; (iv) the Founders will not be able to exercise conversion rights (as described more fully in the Prospectus) with respect to the Founders Common Stock; and (v) the Founders have agreed to waive each of their rights to participate in any liquidating distributions with respect to the Founders Common Stock in the event of a Liquidation.

The Company has entered into a Warrant Subscription Agreement, dated as of [•], 2007, with certain of the Founders, in the form of Exhibit 10.6 to the Registration Statement (the “Warrant Subscription Agreement”), pursuant to which such Founders have agreed to purchase an aggregate of 5,000,000 warrants, each entitling the holder to purchase one share of Common Stock (the “Founder Warrants”), for $1.00 per Founders’ Warrant, for an aggregate purchase price of $5,000,000. The Founder Warrants are identical to the Warrants included in the Units, except (i) the Founder Warrants will be placed in escrow and not released before one year from the consummation of a Business Combination, provided that, if, after the consummation of a Business Combination, the surviving entity of such Business Combination subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of common stock for cash, securities or other property, then such Founder Warrants may be released in order to enable holders of such Founder Warrants to participate in such exchange, (ii) the Founder Warrants will be non-redeemable as long as the Founders hold them, (iii) the Founder Warrants are exercisable in the absence of an effective registration statement covering the shares of Common Stock underlying the warrants and (iv) the Founder Warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed upon or prior to the consummation of this offering.

The Company has entered into a Registration Rights Agreement, dated as of [•], 2007, with the Founders, in the form of Exhibit 10.3 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of: (i) the Founders Common Stock and (ii) the Founders Warrants and the Common Stock issuable upon the exercise of the Founders Warrants.

The Company has caused to be duly executed and delivered letters by the Founders and each of the Company’s other officers and directors (collectively, together with the Founders, the “Initial Stockholders”), each in the forms of Exhibits 10.    - 10.     to the Registration Statement (the “Insider Letters”).

The Company has entered into a letter agreement, dated as of [•], 2007, with Medallion Financial Corp. (“Medallion”), in the form of Exhibit 10.15 to the Registration Statement (the “Services Agreement”), pursuant to which the Company will pay Medallion, subject to the terms of the Services Agreement, an aggregate monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support from the effective date of the Registration Statement (as defined herein) until the earlier of the Company’s consummation of an initial Business Combination or Liquidation.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

A. The Company hereby represents and warrants to, and covenants with, each Underwriter as follows:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-146353), which contains a form of prospectus to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the Registration Statement is hereinafter called a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Units that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) or, if no filing pursuant to Rule 424(b) under the Securities Act is required, shall mean the form of final prospectus relating to the Units included in the Registration Statement at the effective date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to General Instruction VII of Form S-1 under the Securities Act, if any. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information in connection with the Registration

Statement. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, any preliminary prospectus or the Prospectus, or any amendments or supplements thereto, based upon and in conformity with written information furnished to the Company by any Underwriter through BAS expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(c) Disclosure Package. The term “Disclosure Package” shall mean (i) the preliminary prospectus, if any, as amended or supplemented, and (ii) a schedule indicating the number of Units being sold and the price at which the Units will be sold to the public. As of         :00 [a/p].m. (New York time) on the date of execution and delivery of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through BAS expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(d) Free Writing Prospectuses. The Company has not prepared or used a Free Writing Prospectus. The term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

(e) Accuracy of Statements in Prospectus. The statements in the Registration Statement under Item 14 and the statements in the Disclosure Package and the Prospectus under the headings “Description of Securities” and “U.S. Federal Income Tax Considerations,” in each case insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings.

(f) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined herein) and the completion of the Underwriters’ distribution of the Units, any offering material in connection with the offering and sale of the Units other than a preliminary prospectus, the Prospectus, or the Registration Statement.

(g) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(h) Validity of Agreements. Each of the Trust Agreement, the Escrow Agreement, the Warrant Agreement, the Subscription Agreements, the Warrant Subscription Agreement, the Registration Rights Agreement, the Insider Letters and the Services Agreement has been duly and validly authorized by the Company and, assuming the due authorization, execution and delivery of the other parties thereto, constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(i) Authorization and Description of the Units. The Units to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, the shares of Common Stock included in the Units, when issued and delivered by the Company to the Underwriters pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, will be validly issued, fully paid and nonassessable. Each of the Securities conform in all material respects to all statements relating thereto contained in the Prospectus and the descriptions thereof conform to the rights set forth in the instruments defining the same; no holder of the Common Stock will be subject to personal liability solely by reason of being such a holder; and the issuance of the Units is not subject to preemptive or other similar rights of any securityholder of the Company.

(j) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Units.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in each of the foregoing: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock.

(m) Independent Accountants. Weiser LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”).

(n) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules to such financial statements included in the Registration Statement present fairly in all material respects the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the preliminary prospectus and the Prospectus under the captions “Prospectus Summary—Summary Financial Data,” “Capitalization” and “Dilution” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

(o) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (a “Material Adverse Effect”). The Company has no subsidiaries.

(p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus under the column “Actual” under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to this Agreement and the Warrant Subscription Agreement). The Securities conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding Securities have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Securities were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package and the Prospectus. The Company has not granted any stock options, and does not have any stock option, stock bonus or other stock plans or arrangements.

(q) Listing. The Units have been approved for listing on the American Stock Exchange, subject only to official notice of issuance. There is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply in all material respects with (as and when applicable), and immediately following the effective date of the Registration Statement, the Company will be in compliance in all material respects with, (a) Part 8 of the American Stock Exchange’s “AMEX Company Guide,” as amended and (b) all other provisions of the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide, as amended.

(r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company is a party or by which it may be bound, or to which any of the Company’s properties or assets is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except with respect to clause (ii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (including the issuance and sale of the Units and the use of proceeds from the sale of the Units and the Warrants to be sold pursuant to the Warrant Subscription Agreement as described in the Prospectus under the caption “Use of Proceeds”) and the Company’s compliance with its obligations hereunder and under the Warrant Subscription Agreement (A) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company, (B) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument (except for such conflicts, breaches or Defaults or liens, changes or encumbrances that would not result in a Material Adverse Effect), and (C) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the FINRA.

(s) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company, or (iii) relating to environmental or discrimination matters, where in any such case, (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, or any officer or director of, or property owned or leased by, the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(t) Labor Matters. No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(u) Intellectual Property Rights. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Additionally, (i) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (ii) to the Company’s best knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (iii) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (iv) to the Company’s best knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (v) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.

(v) All Necessary Permits, etc. The Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(w) Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(o) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(x) Tax Law Compliance. The Company has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(A)(o) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

(y) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Investment Company Act”). The Company is not, and after receipt of payment for the Units and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the preliminary prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(z) Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its businesses. All policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has not been refused any insurance coverage sought or applied for. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(aa) No Price Stabilization or Manipulation. Neither the Company nor any affiliate has taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Units, the Common Stock or the Warrants to facilitate the sale or resale of the Units.

(bb) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.

(cc) Internal Controls and Procedures. The Company maintains a (i) a system of “internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act), and (ii) a system of internal accounting controls that have been designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) No Material Weakness in Internal Controls. Since the Company’s inception, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(ff) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(gg) D&O Questionnaires. The Company has not become aware of any information which would cause the information disclosed in any of the questionnaires (the “Questionnaires”) completed by the Founders and the Company’s other officers and directors to become inaccurate, misleading or incomplete.

(hh) Absence of Non-Competition Agreements. To the knowledge of the Company, no Initial Stockholder, employee, officer or director of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer.

(ii) No Contemplation of a Business Combination. Prior to the date hereof, neither the Company, nor, to the knowledge of the Company, any Initial Stockholder or their respective affiliates, or any other party acting, directly or indirectly, on behalf of the Company, had, and as of the Closing Date, the Company, and to the knowledge of the Company, such parties will not have had: (a) any specific Business Combination under consideration or contemplation or (b) any substantive interactions or discussions with any target business regarding a possible Business Combination on behalf of the Company.

(jj) Finder’s Fees. Except as disclosed in the Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of the Initial Stockholders with respect to the sale of the Units hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any of the Initial Stockholders that may affect the Underwriters’ compensation, as determined by the FINRA.

(kk) Brokers. Except as disclosed in the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ll) Insiders’ FINRA Affiliation. Based on questionnaires distributed to such persons, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member.

(mm) No Unlawful Contributions or Other Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(nn) No Conflict with Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(oo) No Conflict with OFAC Laws. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently included on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently included on the SDN List maintained by OFAC.

(pp) Compliance with Environmental Laws. The Company (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) is not required to obtain any certificate, permit, license or other approvals pursuant to applicable Environmental Laws in order to conduct its business, and (iii) has not received notice of any actual or potential liability under any environmental law. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(qq) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Disclosure Package and the Prospectus.

(rr) Lending Relationship. The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(ss) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt) Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Disclosure Package and the Prospectus is not reliable and accurate in all material respects.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Units.

(a) The Firm Units. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to sell and issue to the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Units set forth opposite their names on Schedule A. The purchase price per Firm Unit to be paid by the several Underwriters shall be $9.30 per Firm Unit.

(b) The Closing Date. Delivery of certificates for the Firm Units to be purchased by the Underwriters and payment therefor shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, CA 94301 (or such other place as may be agreed to by the Company and BAS) at 9:00 a.m. New York time, on [•], or such other time and date not later than 1:30 p.m. New York time, on [insert a date ten (10) business days following the original contemplated Closing Date], as BAS shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) The Optional Units; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 3,000,000 Optional Units, solely to cover over-allotments, from the Company at the purchase price per Unit to be paid by the Underwriters for the Firm Units. The option granted hereunder may be exercised at any time and from time to time, solely to cover over-allotments, upon notice by BAS to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Units as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Units are to be registered, and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Units and the Optional Units). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by BAS and shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise. If any Optional Units are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Units (subject to such adjustments to eliminate fractional Units as BAS may determine) that bears the same proportion to the total number of Optional Units to be purchased as the number of Firm Units set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Units.

(d) Public Offering of the Units. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Units as soon after this Agreement has been executed and the Registration Statement has been declared effective as BAS, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Units. Payment for the Firm Units shall be made at the Closing Date by wire transfer of immediately available funds as follows: (i) One Hundred Ninety Two Million Three Hundred Seventy Five Thousand dollars ($192,375,000) (without giving effect to the Underwriters’ option to purchase Optional Units) shall be deposited in the Trust Account established by the Company for the benefit of the public securityholders as described in the Registration Statement pursuant to the terms of the Trust Agreement (including Seven Million dollars ($7,000,000) as deferred underwriting discount, which is to be paid to the Underwriters upon consummation of the initial Business Combination pursuant to the Trust Agreement and Section 3(v) hereof) and (ii) Six Hundred Twenty Five Thousand dollars ($625,000) of the proceeds shall be paid to the Company. Payment for any of the Optional Units shall be made on the Subsequent Closing Date, if any, by wire transfer of immediately available funds as follows: $9.65 per Optional Unit sold shall be deposited in the Trust Account pursuant to the Trust Agreement (including $0.35 per Optional Unit to be held in the Trust Account as deferred underwriting discount, which is to be paid to the Underwriters upon consummation of the initial Business Combination pursuant to the Trust Agreement and Section 3(v) hereof).

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Units and any Optional Units the Underwriters have agreed to purchase. BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Units. Delivery of the Firm Units and the Optional Units shall be made through the facilities of The Depository Trust Company unless BAS shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriters. Not later than 3:00 p.m. on the second business day in New York City following the date of this Agreement, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as BAS shall request.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

(a) BAS’ Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, subject to Section 3(e), the Company shall furnish to BAS for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which BAS reasonably objects.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise BAS in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, or any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Units, the Common Stock or the Warrants from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, and (vi) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Units. The Company shall use its reasonable best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its reasonable best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) under the Securities Act were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of BAS it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify BAS of any such event or condition and (ii) promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Free Writing Prospectuses. The Company will not make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.

(f) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus.

(g) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(h) Copies of the Registration Statement and the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(i) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Units for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Units. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Units for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Units sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(k) Transfer Agent; Warrant Agent. The Company shall engage and maintain, at its expense, (i) a registrar and transfer agent for the Units and the Common Stock, and (ii) a warrant agent for the Warrants.

(l) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending [insert the date of the end of the Company’s first quarter ending after one year following the effective date of the Registration Statement] that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(m) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the American Stock Exchange all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Units as may be required under Rule 463 under the Securities Act.

(n) Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Securities on the American Stock Exchange.

(o) Restriction on Sale of Securities. The Company agrees that until the earlier of the consummation of the initial Business Combination or the distribution of the funds in the Trust Account, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement (except for registration statements covering securities to be issued upon, or in connection with, a Business Combination or which shall become effective upon or after the Business Combination) under the Securities Act in respect of, (i) any shares of Common Stock or securities exchangeable or exercisable for or convertible into, at any time prior to the consummation of the initial Business Combination, shares of Common Stock (other than as contemplated by this Agreement with respect to the Units) or (ii) any shares of preferred stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

(p) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q) Future Reports to Stockholders. The Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders summary financial information of the Company for such quarter in reasonable detail.

(r) Future Reports to the Representatives. During the period of three years hereafter, the Company will furnish to the Representatives at 9 West 57th Street, New York, NY 10019; Attention: Scott Flaherty as soon as available, copies of any financial statements and other periodic or special reports and communications of the Company mailed generally to holders of any class of its securities.

(s) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Units during the Prospectus Delivery Period.

(t) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(u) Fee on Business Combination. Upon the consummation of the Company’s initial Business Combination, the Company agrees that it will pay to the Underwriters out of funds in the Trust Account delivered to the Company the deferred underwriting discount and commission deposited on the Closing

Date into the Trust Account in an amount equal to (i) three and one-half percent (3.5%) of the gross proceeds from the sale of Units, minus (ii) $0.35 for each share of Common Stock converted to cash (as described in the Prospectus included in the Registration Statement at the time of effectiveness).

(v) Business Combination. The Company will not consummate its initial Business Combination with any entity which is affiliated with any of the Initial Stockholders or any of the Company’s other officers or directors. Except as described in the Prospectus, the Company shall not pay any of the Initial Stockholders or any of the Company’s other officers or directors or any of their respective affiliates any fees or compensation, for services rendered to the Company prior to, or in connection with, the consummation of the initial Business Combination; provided that the Initial Stockholders or any of their respective affiliates shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred on behalf of the Company.

(w) Notice to FINRA. For a period of ninety (90) days after the date of the Prospectus, in the event any person or entity (regardless of any FINRA affiliation or association but excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated with or associated with the FINRA and are not brokers or finders) is engaged, in writing, to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the FINRA and the Underwriters prior to the consummation of the Business Combination: (i) reasonably complete details of all services and copies of agreements governing such services (which may be appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710 of the NASD’s Conduct Rules. The Company also agrees that, if required by law, proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination. Prior to the consummation of a Business Combination, the Company agrees to promptly advise the FINRA and the Underwriters and counsel to the Underwriters if it learns that any officer, director or owner of at least 5% of the Company’s outstanding shares of Common Stock becomes an affiliate or associated person of a FINRA member participating in the distribution of the Securities.

(x) Investment of Net Proceeds and Investment Company. The Company shall cause the proceeds of the offering to be held in the Trust Account to be invested only in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act or securities issued or guaranteed by the United States. The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act. Once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

(y) Form 8-K. The Company shall, on the date hereof, instruct its independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as such Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission in accordance with applicable rules under the Securities Act, which report shall contain such Audited Financial Statements. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Optional Units, the Company shall immediately file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Optional Units and its receipt of the proceeds therefrom.

(z) Trust Account Waiver Acknowledgment. The Company hereby agrees that it will not commence its due diligence investigation of any operating business which the Company seeks to acquire (the “Target Business”) unless and until the Company has used its reasonable best efforts to cause such Target Business to acknowledge in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established a Trust Account, initially in an amount of $197,375,000 ($226,325,000 if the Underwriters exercise their option to purchase the Optional Units in full), including deferred underwriting discounts and commissions of $7,000,000 ($8,050,000 if the Underwriters exercise their option to purchase the Optional Units in full), for the benefit of the public stockholders and that the Company may disburse monies from the Trust Account only (i) to the public stockholders in the event they elect to convert their IPO Units (as defined in Section 3(dd) below) or the Company liquidates or (ii) to the Company after it consummates a Business Combination, and (b) for and in consideration of the Company agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it, such Target Business agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claims”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. Notwithstanding the foregoing, in the event any Target Business refuses to acknowledge in writing that it does not have any rights, title, interest or claims of any kind in or to any monies in the Trust Account, the Company may nonetheless commence its due diligence investigations of such Target Business if and only if the Company’s management determines in good faith that the Company would be unable to obtain, on a reasonable basis, substantially similar opportunities from another entity willing to execute such a waiver.

(aa) Insider Letters. The Company will not allow any amendments to, or waivers of, any of the Insider Letters without the prior written consent of BAS, which consent shall not be unreasonably withheld, conditioned or delayed.

(bb) Charter and Bylaws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its charter or by-laws. Prior to the consummation of a Business Combination or the distribution of the amounts in the Trust Account, the Company will not amend its charter without the prior written consent of BAS, which consent shall not be unreasonably withheld, conditioned or delayed.

(cc) Proxy Information; Blue Sky Requirements. The Company shall provide counsel to the Underwriters with ten (10) copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any state in which its initial public offering was registered such information as may be requested by such state.

(dd) Acquisition/Liquidation Procedure. The Company agrees: (i) that, prior to the consummation of its initial Business Combination, it will submit any proposed Business Combinations to the Company’s stockholders for their approval (the “Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not consummate a Business Combination within twenty-four (24) months from the date of the Prospectus, the Company will promptly liquidate and will distribute to all holders of IPO Units (as defined herein) an aggregate sum equal to the Company’s Liquidation Value (as defined herein). The Company’s “Liquidation Value” shall be the Company’s book value, as determined by the Company and approved by its independent accountant. In no event, however, will the Company’s Liquidation Value be less than the amount of funds in the Trust Account, inclusive of any net interest income (net of taxes payable on such interest income and after release to the Company of an aggregate amount up to $2,250,000 of interest income, after tax, to fund the Company’s working capital requirements) thereon except to the extent there are creditors’ claims not satisfied by amounts outside the Trust Account. Only holders of shares of Common Stock underlying IPO Units shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company. There will be no distribution from the Trust Account with respect to the Warrants, which will expire worthless if the Company is liquidated. In addition, in connection with the Business Combination Vote and the vote required to amend the Company’s charter to provide for the Company’s perpetual existence, the Company shall cause the Founders to vote the shares of Common Stock owned by them immediately prior to the consummation of the offering in accordance with the vote of the holders of a majority of the shares of Common Stock underlying IPO Units present, in person or by proxy, at a meeting of the Company’s stockholders called for such purposes. At any time when the Company seeks approval of its initial Business Combination, the Company will offer each holder of the Company’s Common Stock issued in this offering (the “IPO Units”) that votes against such Business Combination the right to convert such holder’s IPO Units at a per Unit price (the “Conversion Price”) equal to the amount in the Trust Account, including all accrued interest income (net of taxes payable on such interest income and after release to the Company of up to $2,250,000 of interest income, after tax, to fund the Company’s working capital requirements), as of two business days prior to the consummation of the initial Business Combination, divided by the total number of IPO Units. If holders of less than 30% in interest of the Company’s IPO Units vote against the applicable Business Combination and elect to convert their IPO Units into cash at the Conversion Price and the other conditions in the Prospectus are satisfied, the Company may proceed with such Business Combination. In the event that the Business Combination is consummated, for each holder of IPO Units who affirmatively requested that such Units be converted and who voted against the Business Combination, the Company will convert such holder’s IPO Units into cash at the Conversion Price. If holders of 30% or more in interest of the IPO Units vote against approval of a potential Business Combination and elect to convert their IPO Units into cash at the Conversion Price, the Company will not proceed with such Business Combination and will not convert such IPO Units.

(ee) Rule 419. The Company agrees that it will use its reasonable best efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including but not limited to using its reasonable best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(ff) Target Value Requirement. The Company agrees that the initial Target Business or Businesses that it acquires must have a fair market value equal, in the aggregate, to at least 80% of the balance in the Trust Account at the time of such acquisition (excluding the amount held in the Trust Account that is potentially payable to the Underwriters pursuant to Section 3(v) hereof). The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently calculate that the Target Business or Businesses have, in the aggregate, a fair market value of at least 80% of the balance in the Trust Account at the time of such acquisition (excluding the amount held in the Trust Account that is potentially payable to the Underwriters pursuant to Section 3(v) hereof), the Company will obtain an opinion from an unaffiliated, independent third party appraiser which may be a member of the FINRA with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business or Businesses have sufficient fair market value.

(gg) Redemption of Founders Common Stock. Within five days of the expiration of the

Underwriters option to purchase the Optional Units, the Company shall take all action necessary to cause the forfeiture of shares of Common Stock by the Founders at no cost, in an aggregate amount equal to the number of shares of Common Stock determined by multiplying (a) 750,000 by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of Units purchased by the Underwriters upon the exercise of their option to purchase Optional Units, and (ii) the denominator of which is 3,000,000. For the avoidance of doubt, if the Underwriters exercise their option to purchase Optional Units in full, the Company shall not be required to cause the forfeiture of any shares of Common Stock pursuant to this subsection.

(hh) Amendments to the Certificate of Incorporation. The Company agrees that, prior to the consummation of a Business Combination, it will not take any action to amend or modify, and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve any amendment or modification to, the provisions of its certificate of incorporation set forth in the Prospectus under the subheading “Amendments to Our Amended and Restated Certificate of Incorporation” under the caption “Description of Securities”.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (a) all expenses incident to the issuance and delivery of the Units (including all printing and engraving costs), (b) all fees and expenses of (i) the registrar and transfer agent of the Units and the Common Stock, and (ii) the warrant agent of the Warrants, (c) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Units to the Underwriters, (d) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (e) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (f) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Units for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (g) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Units, (h) the fees and expenses associated with the listing of the Units, the Common Stock and the Warrants on the American Stock Exchange, (i) all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Units, except that the Company and the Underwriters will each pay 50% of the cost of privately chartered airplanes used for such purposes, and (j) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement; provided, however, that Underwriters shall reimburse the Company up to $500,000 for any of the above expenses on the Closing Date. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Units as provided herein on the Closing Date and, with respect to the Optional Units, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Units, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Weiser LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, the form of which is attached as Exhibit A.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Units, any Subsequent Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A under the Securities Act, and such post-effective amendment shall have become effective;

(ii) the Registration Statement, including any 462(b) Registration Statement, shall have become effective;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iv) the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Units, any Subsequent Closing Date:

(i) in the sole judgment of BAS there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of BAS, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement and the Prospectus; and/or

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) Opinion of Counsel for the Company. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Willkie Farr & Gallagher LLP, counsel for the Company, dated as of such Closing Date or Subsequent Closing Date, the form of which is attached hereto as Exhibit B.

(e) Opinion of Counsel for the Underwriters. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated as of such Closing Date or Subsequent Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by each of (x) the Chairman of the Board, Chief Executive Officer or President of the Company, and (y) the Chief Financial Officer, Chief Accounting Officer or principal financial officer of the Company, dated as of such Closing Date or Subsequent Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, and this Agreement, to the effect set forth in subsection (b) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date or Subsequent Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of such Closing Date or Subsequent Closing Date with the same force and effect as though expressly made on and as of such Closing Date or Subsequent Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Subsequent Closing Date.

(g) Bring-down Comfort Letter. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received from Weiser LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date or Subsequent Closing Date.

(h) Listing of Units. The Units shall have been listed and admitted and authorized for trading on the American Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(i) Additional Documents. On or before the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Units as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained and such other matters as may be reasonably requested by the Underwriters or their counsel.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by BAS by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Units, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated pursuant to Section 5, [Section 10], Section 11(i) or Section 11(v), or by the Company pursuant to Section 7, or if the sale to the Underwriters of the Units on the Closing Date or on any Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Units, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (a) the execution of this Agreement by the parties hereto and (b) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (i) the Company to any Underwriter, except that, if the Company terminates this Agreement pursuant to Section 7, the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, or (ii) any Underwriter to the Company.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any “road show” (as defined in Rule 433 under the Securities Act), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Company by any Underwriter through BAS expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or any road show, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any road show, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any road show, in reliance upon and in conformity with written information furnished to the Company by BAS expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any road show are the statements set forth in the paragraphs entitled “Stabilization,” “Discretionary Accounts” and “Selling Restrictions” under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by BAS in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Units as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Units that it or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Units set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by BAS with the consent of the non-defaulting Underwriters, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units and the aggregate number of Units with respect to which such default occurs exceeds 10% of the aggregate number of Units to be purchased on such date, and arrangements satisfactory to BAS and the Company for the purchase of such Units are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either BAS or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date and, with respect to the Optional Units, any Subsequent Closing Date, this Agreement may be terminated by BAS by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the American Stock Exchange; (ii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established by the Commission or the FINRA or on any such stock exchange; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of BAS is material and adverse and makes it impracticable or inadvisable to market the Units in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; or (v) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any Material Adverse Change. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, or (b) any Underwriter to the Company.

SECTION 12. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Research Analyst Independence. The Company acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the several Underwriters set forth in or made pursuant to this Agreement (a) will remain operative and in full force and effect, regardless of any (i) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (ii) acceptance of the Units and payment for them hereunder, and (b) will survive delivery of and payment for the Units sold hereunder and any termination of this Agreement.

SECTION 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to BAS or to the Representatives:

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Facsimile: (212) 933-2217

Attention: Syndicate Department

with a copy to:

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Facsimile: (212) 457-3741

Attention: Thomas W. Yang, Esq.

and

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Los Angeles, CA

Facsimile: (213) 687-5600

Attention: Gregg A. Noel, Esq.

If to the Company:

Sports Properties Acquisition Corp.

437 Madison Avenue

New York, NY 10022

Facsimile: (212) 328-2121

Attention: Andrew M. Murstein

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Facsimile: (212) 728-8111

Attention: William H. Gump, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 16. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (a) the Company, its directors, any person who controls the Company within the meaning of the Securities Act or the Exchange Act and any officer of the Company who signs the Registration Statement, (b) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act , and (c) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Units from any of the several Underwriters merely because of such purchase.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Governing Law Provisions; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SPORTS PROPERTIES ACQUISITION CORP.

By:
Tony Tavares, President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC

Acting as Representatives of the several Underwriters named in the attached Schedule A.

By:	Banc of America Securities LLC

By:
Managing Director

SCHEDULE A

Underwriters	Number of Firm Units to be Purchased
Banc of America Securities LLC	[	]
[ ]	[	]
[ ]	[	]
Total	[	]

1

SCHEDULE B

Initial Stockholders

A-1

EXHIBIT A

Form of Accountants’ Comfort Letter

A-1

EXHIBIT B

Form of Opinion of Counsel for the Company